DEAN HELLER	Entity #
Secretary of State	E0448952005-2
204 North Carson Street	Document #
Carson City, Nevada 89701-4299	20050272929-98
(775) 684 8708	Date Filed:
Website: secretaryofstate.biz	7/13/2005 4:10 PM

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Endeavor Explorations Inc.

2.	Registered Agent	Empire Stock Transfer Inc.
	Name and Street Address	7251 West Lake Mead Blvd Ste 300 Las Vegas NEVADA 89128
(must be a Nevada address where process may be served)

3.	Shares
	(number of shares authorized to be issued)	Number of shares with par value:	75,000,000	Par value: $.0001

4.	Names	Robin Forshaw
	& Addresses,	Name
	of Board of	No. 2 888-888 Dunsmuir Street	Vancouver	BC	V6C 3K4
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
18 years of age; attach
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	Any legal purpose

6.	Names, Address	Leah Finke	/s/ Leah Finke
	and Signature of	Name	Signature
	Incorporator:	7251 West Lake Mead Blvd Ste 300	Las Vegas	NV	89128
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ Leah Finke		07/13/2005
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

ARTICLES OF INCORPORATION

OF

ENDEAVOR EXPLORATIONS INC.

FIRST.   The name of the corporation is Endeavor Explorations Inc.

SECOND.   The  registered  office  of  the corporation in the State of Nevada is located at 7151 West Lake Mead Boulevard,  Suite  300  Las Vegas, Nevada, 89128. The corporation may maintain an office, or offices, in such  other places within or  without  the State of Nevada as may be from time to time designated  by  the Board of Directors  or  the  By-Laws  of  the  corporation.  The corporation may conduct all corporation business of every kind and  nature  outside the State of Nevada as well as within the State of Nevada.

THIRD.  The objects for which this corporation is formed are to  engage  in  any lawful activity,

FOURTH.   The  total number of common stock authorized that may be issued by the Corporation is seventy  five  million  (75,000,000)  shares  of stock with a par value of one one-hundreth of one cent ($0.0001) per share and no other  class  of  stock shall  be authorized.  The corporation may from time issued said shares for such consideration as the Board of Directors may fix.

FIFTH. The  governing  board of the corporation shall be known as directors, and the number of directors  may from time to time be increased or decreased in such manner as shall be provided  by  the By-Laws of this corporation, providing that the number of directors shall not  be  reduced to fewer than one (1).  The first Board of Directors shall be one (1) in number  and  the  name  and  post  office address of this Director is:

Name:	Robin Forshaw
Address:	888 Dunsmuir Street, Suite 2
Vancouver, British Columbia
Canada V6C 3K4

SIXTH.   The  capital  stock  of  the  corporation,  after  the  amount  of  the subscription  price  or  par  value,  has  been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH.  The  name  and post office address of  the  Incorporator  signing  the Articles of Incorporation is as follows:

Name:	Leah Finke
Address:	7251 West Lake Mead Blvd., Suite 300
Las Vegas, Nevada, 89128

EIGHTH. The Resident Agent  for  this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent  and  the registered or statutory address of this corporation in the State of Nevada shall  be: 7251 West Lake Mead Blvd., Suite 300, Las Vegas, Nevada, 89128.

NINTH. The corporation is to have perpetual existence.

TENTH.   The  Board  of  Directors  shall  adopt  the  initial  By-laws  of  the corporation.  The Board of Directors shall also have the  power  to alter, amend or  repeal  the  By-laws,  or to adopt new By-laws, except as otherwise  may  be specifically provided in the By-laws.

ELEVEN. No Director or Officer  of the corporation shall be personally liable to the corporation or any of its stockholders  for  damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing  provision shall not eliminate or limit the liability of a Director or Officer (i)  for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300  of  the Nevada  Revised Statutes.  Any repeal or modification of this Article by the Stockholders of the corporation  shall  be  prospective  only,  and shall not adversely  affect  any limitations  on  the  personal  liability  of  a  Director  or  Officer  of  the corporation for acts or omissions prior to such repeal or modification.

TWELVETH.  The corporation reserves the right to amend,  alter, change or repeal any provision contained in the Articles of Incorporation,  in  the manner now or hereafter  prescribed by statute, or by the Articles of Incorporation,  and  all rights  conferred   upon stockholders  herein  are  granted  subject  to  this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant  to  General  Corporation  Law  of  the  State of Nevada,  do make and file these Articles of Incorporation, hereby declaring  and certifying  that the facts herein stated are true, and accordingly have hereunto set my hand this July 13, 2005.

/s/ Leah Finke

Leah Finke

Incorporator